Exhibit 10.3
o. 1
THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.
SOUTHERN INVESTMENTS, INC.
SERIES A
CONVERTIBLE DEBENTURE
$220,000
Tulsa Oklahoma
Date: August 3, 2006
Debenture is a duly authorized issue of debenture (a “Debenture or the Debentures”) of SOUTHERN INVESTMENTS, INC., a corporation duly organized and validly existing under the laws of the state of Oklahoma, designated as its Series A Convertible Debentures due July 15, 2010, aggregate principle face value for all Debentures of this Series A of Two-Hundred and Twenty Thousand and no/100 Dollars ($220,000).
FOR VALUE RECEIVED, the undersigned Southern Investments, Inc. (the “Company”), hereby promises to pay to the order of Evgeny Umantsev (the “Holder”) the principal amount of $220,000 as hereinafter provided, together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at the rate equal to the London InterBank Offered Rate, as published in the London newspaper, and fixed as of the date of this Debenture, plus twelve (12%) percent per annum from the date thereof to maturity, whether by acceleration or otherwise, payable at the option of the Company either in cash or in Common stock (pursuant to Regulation S promulgated under the Securities Act) of the Company upon the conversion of this Debenture and upon the terms and conditions hereinafter provided. If the Company elects to pay the interest in cash, it shall pay the interest semiannually on July 1 and January 1 in each year commencing on January 1, 2007, and unless prohibited by applicable law, to pay interest (computed as aforesaid) on any overdue principal and overdue interest at the rate of twenty-four (24%) percent per annum (or, in each case at the highest rate permitted by applicable law, whichever is less).
The principal of this Debenture shall be due and payable on July 15, 2010 (the “Maturity Date”). All payments of principal and interest are to be made in lawful money of the United States of America or in Common Stock of the Company at Ukraine, Kharkov, Electroinstrumentalnaya Lane, 6b, App. 214.
This Debenture is one of the Company’s Series A Convertible Debentures, limited in aggregate original principal amount of $220,000, entered into by the Company with Holder, and others, and is entitled to the benefits, and subject to the provisions, of the Agreement.
This Debenture may be accelerated by the holder hereof following an event of default, all as provided herein, to which reference is made for the terms and conditions of such rights and requirements as to acceleration.
This Debenture is subject to the following provisions:
1. Registration

(a) The Company shall prepare and file with the state of Oklahoma or such other state as it may deem appropriate, as soon as possible after the date of this Debenture hereof and no later than sixty (60) days following the date of this Debenture (the “Required Filing Date”), either a Registration Statement, registering for resale by all the Holders of the Series A Debenture a sufficient number of shares of Common Stock for the Holders to sell the Registrable Securities in no event less than one hundred fifty (150%) percent of the aggregate number of shares into which the relevant Debentures and all interest thereon through their respective Maturity Dates would be convertible at the time of filing of such Registration Statement (assuming for such purposes that all such Debentures had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such accrual of interest, eligibility or conversion had in fact occurred as of such date). The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date no later than ninety (90) days after the date hereof.
(b)
(i) If the Registration Statement covering the Registrable Securities is not filed with the state of Oklahoma or such other appropriate state within sixty (60) days after the date hereof, the Company will make payment to the Holder in such amounts and at such times as shall be determined pursuant to this Section 1(b).
(ii) If the Registration Statement covering the Registrable Securities is not effective within sixty (60) days after the filing thereof by the Company with the state of Oklahoma or such other appropriate state, then the Company will make payments to the Holder in such amounts and at such times as shall be determined pursuant to this Section 1(b)(i).
(iii) If either the conditions set forth in Sections 1(b)(i) or 1(b)(ii) are not satisfied as required thereby, then within three (3) days after the end of the time periods referenced in Sections 1(b)(i) or 1(b)(ii) (the third such date being referred to as the “Set Date”), as the case may be, the Company shall immediately pay to the Holder without demand therefore a cash amount equal to 2% per month of the outstanding principal amount of the Debenture and, until such time as the actions required by Sections 1(b)(i) or 1(b)(ii), as the case may be, shall have been taken, the same amount shall accrue and become payable to the Holder within three days on the same day as the Set Date of each subsequent month until such Sections shall have been complied with. In light of the difficulty of ascertaining the amount of damage that the Holder will suffer as a result of the Company’s failure to comply therewith, all amounts payable under this Section shall be payable as liquidated damages, and not as a penalty. The Company shall keep the registration statement effective throughout the period during which the life of the Registrable Securities are issued and outstanding.
(iv) The parties acknowledge that the damages which may be incurred by the Holder if the Registration Statement is not filed by the Required Filing Date or if the Registration Statement has not been declared effective as promptly as possible may be difficult to ascertain. The parties agree that the Periodic Amounts represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages, and shall be the exclusive remedy.
(v) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of the Holder.
2. This Debenture is convertible, to and including the Maturity Date into common stock of the Company in the manner, and upon the terms and conditions, hereafter provided:
(a) The Holder of this Debenture is entitled, at its option, at any time commencing the date on which the Registration on which the Registration Statement (as defined) is declared effective by the state of Oklahoma or such other appropriate state, or if time lapses, one year after the signing of this Debenture the Holder is hereby entitled to convert all or a portion of the original principal face amount of this Debenture into shares of common stock in the Company, (defined hereinafter as the “Common Stock”), at a conversion price (the “Conversion Price”) for each share of Common Stock equal to $0.04 per share.
(b) Such conversion shall be achieved by submitting to the Company the fully completed form of conversion notice attached hereto as Exhibit 1 (a “Notice of Conversion”), executed by the Holder of this Debenture evidencing such Holder’s intention to convert this Debenture or the specified portion (as herein provided) hereof. A Notice of Conversion may be submitted via facsimile to the Company at the telecopier number, (or at such other number as requested in advance of such conversion in writing by the Company), and if so submitted the original Notice of Conversion shall be delivered to the Company at 1503E, 21st Street, Tulsa, OK, 74114, within two (2) business days.
(c) The Company and the Holder shall each keep records with respect to the portion of this Debenture then being converted and all portions previously converted; upon receipt by the Holder of the requisite Conversion Shares, the outstanding principal amount of Debenture shall be reduced by the amount specified in the Notice of Conversion resulting in such Conversion Shares. The Company may from time to time, but is not required to, instruct the Holder and the Holder shall surrender this Debenture along with the Notice of Conversion for the purposes of making a notation thereon as to the amount of principal being converted, or of canceling this Debenture and issuing a new Debenture in the same form with the principal amount of such Debenture reduced by the amount converted. Such new or noted Debenture shall be delivered to the Holder within ten (10) business days after such Holders surrender to the Company.
(d) No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.
(e) Accrued interest unpaid on the converted portion of the Debenture shall be payable upon conversion thereof, in cash or Common Stock at the Conversion Price, at the Company’s option.
(f) The date on which a notice of conversion is given (the “Conversion Date”) shall be deemed to be either the date on which the Company receives from the Holder an original Notice of Conversion duly executed, or, if earlier, the date set forth in such Notice of Conversion if the original Notice of Conversion is received by the Company within two (2) business days thereafter.
(g) In all cases, the Company shall deliver the Conversion Shares to the Holder within ten (10) business days after the Conversion Date with respect to such Conversion Shares delivered, and at the address specified in the Notice of Conversion.
(h) The Company acknowledges that the Securities Purchase Agreement entitles the Buyers to accelerate full repayment of the Debentures then outstanding if the Company should fail to issue unrestricted freely tradable Shares to the Buyers upon Conversion after the Shares have been registered under the Securities Act of 1933.
(i) Subject to the provisions of the paragraph (a) of this Section 1, at the Maturity Date, the remaining portion of this Debenture which remains unconverted, if any, plus accrued and unpaid interest shall be automatically converted into shares of Common Stock as of the Maturity Date, as if the Holder had converted the remaining portion of this Debenture according to the provisions of this Section 1, with the Conversion Date being equivalent in such event to the Maturity Date as if the Holder had provided the Company with a Notice of Conversion with respect to the outstanding principal amount of this Debenture on the Maturity Date.
(j) Other than a conversion made on the Maturity Date in accordance with this paragraph, conversions of this Debenture must be effected in increments of at least Ten Dollars ($10) of principal amount of this Debenture (or such lesser outstanding principal amount of this Debenture.
3. The Conversion Price is subject to the following adjustments:
(a) In the event the Company should at any time or from time to time, after the date of this Debenture, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock

(equal to at least ten percent (10%) or more of the Company’s then issued and outstanding shares of Common Stock) or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respectto such Common Stock Equivalents.
(b) If the number of shares of Common Stock outstanding at any time after the date of this Debenture is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of this Debenture shall be decreased in proportion to such decrease in outstanding shares.
(c) In the event the Company, at any time while all or any portion of this Debenture is outstanding, shall be consolidated with or merged into any other corporation or corporations or shall sell or lease all or substantially all of its property and business as an entirety, then lawful provisions shall be made as part of the terms of such consolidation, merger, sale or lease so that the holder of this Debenture may thereafter receive in lieu of such Common Stock otherwise issuable to such holder upon conversion of this Debenture, but at the conversion rate which would otherwise be in effect at the time of conversion, as hereinbefore provided, the same kind and amount of securities or assets as may be issuable, distributable or payable upon such consolidation, merger, sale or lease with respect to Common Stock of the Company.
4. The Holder, as such, of this Debenture shall not be entitled to receive cash dividends prior to the issuance to the Holder of this Debenture of the Conversion Shares which he or she is then entitled to receive upon the due conversion of all or a portion of this Debenture. Notwithstanding the foregoing, the Company will provide the Holder with copies of the said dividend notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
5. The Company shall seek prior approval from the Holder on matters of any reorganization, issuance of stock, stock dividends, subscription rights, reclassification of stock, consolidation, exchange, merger, conveyance or otherwise. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the directors of the Company generally, contemporaneously with the giving thereof to the directors.
6. If one or more of the following described “Events of Default” shall occur:
(a) The Company shall continue in default in the payment of principal or interest in this Debenture for a period of ten (10) days after a notice of default is received by the Company with respect to any such payment; or
(b) Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement, or in any certificate or financial or other written statement heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement or the Registration Rights Agreement shall be false or misleading in any material respect at the time made and the Holder shall have provided seven (7) days prior written notice to the Company of the alleged misrepresentation or breach of warranty and the same shall continue uncured for a period of seven (7) days after such written notice from the Holder of such failure; or
(c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture or the Securities Purchase Agreement and such failure shall continue uncured for a period of seven (7) days after written notice from the Holder of such failure; or
(d) The Company shall either: (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due: (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or
(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without the Company’s consent and such appointment is not discharged within sixty (60) days after such appointment; or
(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or
(g) Any money judgment, writ or note of attachment, or similar process in excess of One Thousand United States Dollars ($1,000) in the aggregate shall be entered or filed against the Company or any of its properties or assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or
(h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty days after such institution or the company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding; or
(i) The Company shall have received a notice of default on the payment of any debt(s) aggregating in excess of One Thousand Dollars ($1,000) beyond any applicable grace period; then, or at any time thereafter, and in any an every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default) at the option of the Holder and in the Holder’s sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and interest hereunder shall be immediately due and payable, anything herein or in any other instrument contained to the contrary notwithstanding, and the Holder may immediately, and upon the expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or in the Securities Purchase Agreement or any other rights or remedies afforded by law or equity.
7. Should the indebtedness represented by this Debenture or any part thereof be placed in the hands of attorneys for collection after an event of default, as defined in the Agreement, the Company agrees to pay the principal, premium if any, and interest due and payable hereon, and all costs of collecting this Debenture, including reasonable attorneys’ fees and expenses.
8. This Debenture shall be governed by and construed in accordance with the laws of the State of Oklahoma and a venue shall be in a competent court located in the City of Tulsa.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an office thereof duly authorized all as of the date first hereinabove written.
Southern Investments, Inc.
By
Name: Alex Gordeyev
Title: President
NOTICE OF CONVERSION

(To Be Executed by the Registered Holder in Order to Convert the Debenture)
The Undersigned hereby irrevocably elects to convert $                     of the Series A Convertible Debenture Due                     , No.                     , into shares of Common Stock of Southern Investments, Inc. (the “Company”), according to the terms and conditions set forth in such Debenture, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto.
The Undersigned also represents that the Conversion Shares are being acquired for the Holder’s own account and not as a nominee for any other party, for investment purposes and not with a view toward distribution or resale. The Undersigned acknowledges that the Conversion Shares if (and only if) required by law contain a restrictive Regulation S legend contained on the said shares.
Conversion Date.*
Applicable Conversion Price:
Holder (Print True Legal Name):
Signature of Duly Authorized Representative of Holder)
Address of Holder:
This original Debenture of conversion must be received by the Company by the second business day following the Conversion Date.